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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 3 to the Registration Statement of Eaton Vance Insured Municipal Bond Fund (Registration Statement No. 333-91946) of our report dated August 20, 2002, relating to the financial statement of Eaton Vance Insured Municipal Bond Fund as of August 19, 2002 in the Statement of Additional Information which is part of such registration statement.

We also consent to the references to our Firm under the heading "Independent Auditors" in the Registration Statement and Statement of Additional Information.


DELOITTE & TOUCHE LLP
Boston, Massachusetts
August 27, 2002